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                     AMERIGAS PARTNERS, L.P. SUBSIDIARY LIST

                                   EXHIBIT 21



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Subsidiaries of AmeriGas Partners, L.P                                  ownership               state
--------------------------------------                                  ---------               -----
AmeriGas Finance Corp.                                                  100%                    DE
AmeriGas Propane, L.P.                                                  98.99%                  DE
            AmeriGas Eagle Propane, L.P.                                99%                     DE
                        AmeriGas Eagle Parts & Service, Inc.            100%                    PA
            AmeriGas Propane Parts & Service, Inc.                      100%                    PA
            AmeriGas Eagle Propane, Inc.                                100%                    DE
                        AmeriGas Eagle Holdings, Inc.                   100%                    DE
AmeriGas Eagle Finance Corp.                                            100%                    DE
AP Eagle Finance Corp.                                                  100%                    DE
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